EXHIBIT 99.1
                                                                   ------------

               CHESAPEAKE ENERGY CORPORATION ANNOUNCES AGREEMENTS
                 TO ACQUIRE NATURAL GAS PROPERTIES FROM VARIOUS
                        PRIVATE SELLERS FOR $686 MILLION

        Transactions Include Production of 61 Mmcfe per Day and 566 Bcfe
       of Internally Estimated Reserves, Consisting of 289 Bcfe of Proved
             Reserves and 277 Bcfe of Probable and Possible Reserves

         Acquired Production 100% Hedged at $58.44 per Barrel and $7.65
             per Mcf of Natural Gas in 2005 and at $57.98 per Barrel
                    and $7.53 per Mcf of Natural Gas in 2006

OKLAHOMA CITY, OKLAHOMA, APRIL 12, 2005 - Chesapeake Energy Corporation (CHK:NYSE) today announced that it has entered into four independent agreements with private sellers of oil and natural gas assets located in South Texas, East Texas and the Permian Basin for an aggregate of $686.4 million in cash. Through these transactions, Chesapeake anticipates acquiring an internally estimated 566 billion cubic feet of natural gas equivalent (bcfe) proved, probable and possible (3P) reserves, comprised of 289 bcfe of proved reserves and 277 bcfe of probable and possible reserves. Current net production is an estimated 61 million cubic feet of natural gas equivalent (mmcfe) production per day from 405 existing wells.

After allocating $255.2 million of the $686.4 million purchase price to the 98,000 net acres of leasehold (and related probable and possible reserves) being acquired from the sellers, Chesapeake's acquisition cost for the 289 bcfe of internally estimated proved reserves will be $1.49 per thousand cubic feet of natural gas equivalent (mcfe). Based on the company's projected development plan which includes $683 million of anticipated future drilling and development costs, Chesapeake estimates that its all-in cost of acquiring and developing the 566 bcfe of 3P reserves will be $2.42 per mcfe.

The proved reserves associated with these acquisitions have a reserves-to-production index estimated at 13.0 years, are 89% natural gas, are 36% proved developed and have current lease operating expenses of $0.32 per mcfe. The properties are located in areas where Chesapeake already has extensive drilling and producing operations.

On the acquired properties, Chesapeake has identified 276 proved undeveloped and 375 probable and possible drilling locations. Pro forma for these acquisitions, Chesapeake believes that it will own an internally estimated 5.4 trillion cubic feet of natural gas equivalent (tcfe) of proved oil and natural gas reserves and more than 4.0 tcfe of unproven reserves as of December 31, 2004.

Chesapeake has hedged 100% of the 1,200 barrels of current oil production from the acquired properties at NYMEX oil prices of $58.44 per barrel for 2005 and $57.98 per barrel for 2006. In addition, the company has hedged 100% of the 54,000 mmcf of current gas production from the acquired properties at NYMEX gas prices of $7.65 per mmbtu for 2005 and $7.53 mmbtu for 2006, levels well above the prices used to value the acquisitions.

Chesapeake has recently closed one of the transactions for approximately $228 million in cash and expects to close the remaining acquisitions by May 31, 2005. The pending acquisitions are subject to customary closing conditions and purchase price adjustments but are not conditioned on the closing of any of the other transactions. Chesapeake intends to finance the acquisitions by issuing a combination of senior notes and preferred stock. As a result of these acquisitions and the financings contemplated herein, the company has updated its Outlook, which is attached to this release as Exhibit "A". The company's previous Outlook, dated February 22, 2005, is attached as Exhibit "B" for comparative purposes.

The sellers include Houston-based Laredo Energy II, L.L.C and its partners; Houston-based Pecos Production Company; Midland-based Rubicon Oil & Gas I, L.P: and a Dallas-based independent oil and gas company. Laredo was advised by Petrie Parkman & Co. of Houston and Pecos was advised by Waterous & Co. of Houston.

                               Management Comment

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "We are pleased to announce these acquisitions for several reasons. First, they will add to our growing presence in South Texas, East Texas and the Permian Basin, all areas of increasing importance to Chesapeake. Second, these acquisitions have all of the attributes of successful previous Chesapeake transactions - acquisitions from private companies of low-cost, high-margin proved producing natural gas reserves, exploitation potential of proved undeveloped, probable and possible reserves and finally, exploration potential for new reserves. In addition, the acquisitions are heavily-weighted to natural gas and the properties have attractive operating and future development costs. We are confident that Chesapeake can deliver significant shareholder value from the acquired properties for years to come."

THIS PRESS RELEASE AND THE ACCOMPANYING OUTLOOKS INCLUDE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND
SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS GIVE OUR CURRENT EXPECTATIONS OR FORECASTS OF FUTURE EVENTS. THEY INCLUDE
ESTIMATES OF OIL AND GAS RESERVES, EXPECTED OIL AND GAS PRODUCTION AND FUTURE EXPENSES, PROJECTIONS OF FUTURE OIL AND GAS PRICES, PLANNED CAPITAL EXPENDITURES FOR DRILLING, LEASEHOLD ACQUISITIONS AND SEISMIC DATA, AND STATEMENTS CONCERNING ANTICIPATED CASH FLOW AND LIQUIDITY, BUSINESS STRATEGY AND OTHER PLANS AND OBJECTIVES FOR FUTURE OPERATIONS. DISCLOSURES CONCERNING THE FAIR VALUE OF DERIVATIVE CONTRACTS AND THEIR ESTIMATED CONTRIBUTION TO OUR FUTURE RESULTS OF OPERATIONS ARE BASED UPON MARKET INFORMATION AS OF A SPECIFIC DATE. THESE MARKET PRICES ARE SUBJECT TO SIGNIFICANT VOLATILITY.

FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS ARE DESCRIBED UNDER "RISK FACTORS" IN ITEM 1 OF OUR 2004 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2005. THEY INCLUDE THE VOLATILITY OF OIL AND GAS PRICES; ADVERSE EFFECTS OUR LEVEL OF INDEBTEDNESS COULD HAVE ON OUR OPERATIONS AND FUTURE GROWTH; OUR ABILITY TO COMPETE EFFECTIVELY AGAINST STRONG INDEPENDENT OIL AND GAS COMPANIES AND MAJORS; THE AVAILABILITY OF CAPITAL ON AN ECONOMIC BASIS TO FUND RESERVE REPLACEMENT COSTS; UNCERTAINTIES INHERENT IN ESTIMATING QUANTITIES OF OIL AND GAS RESERVES; PROJECTING FUTURE RATES OF PRODUCTION AND THE TIMING OF DEVELOPMENT
EXPENDITURES; OUR ABILITY TO REPLACE RESERVES AND SUSTAIN PRODUCTION; UNCERTAINTIES IN EVALUATING OIL AND GAS RESERVES OF ACQUIRED PROPERTIES AND ASSOCIATED POTENTIAL LIABILITIES; UNSUCCESSFUL EXPLORATION AND DEVELOPMENT DRILLING; DECLINES IN THE VALUES OF OUR OIL AND GAS PROPERTIES RESULTING IN CEILING TEST WRITE-DOWNS; LOWER PRICES REALIZED ON OIL AND GAS SALES AND COLLATERAL REQUIRED TO SECURE HEDGING LIABILITIES RESULTING FROM OUR COMMODITY PRICE RISK MANAGEMENT ACTIVITIES; AND DRILLING AND OPERATING RISKS. WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PRESS RELEASE, AND WE UNDERTAKE NO OBLIGATION TO UPDATE THIS INFORMATION.

OUR PRODUCTION FORECASTS ARE DEPENDENT UPON MANY ASSUMPTIONS, INCLUDING ESTIMATES OF PRODUCTION DECLINE RATES FROM EXISTING WELLS AND THE OUTCOME OF FUTURE DRILLING ACTIVITY. ALSO, OUR INTERNAL ESTIMATES OF RESERVES, PARTICULARLY THOSE IN THE PROPERTIES PROPOSED TO BE ACQUIRED WHERE WE MAY HAVE LIMITED REVIEW OF DATA OR EXPERIENCE WITH THE RESERVES, MAY BE SUBJECT TO REVISION AND MAY BE DIFFERENT FROM ESTIMATES BY OUR EXTERNAL RESERVOIR ENGINEERS AT YEAR-END. ALTHOUGH WE BELIEVE THE EXPECTATIONS AND FORECASTS REFLECTED IN THESE AND OTHER FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THEY WILL PROVE TO HAVE BEEN CORRECT. THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES.

THE SEC HAS GENERALLY PERMITTED OIL AND GAS COMPANIES, IN FILINGS MADE WITH THE SEC, TO DISCLOSE ONLY PROVED RESERVES THAT A COMPANY HAS DEMONSTRATED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. WE USE THE TERMS "PROBABLE" AND "POSSIBLE" RESERVES OR OTHER DESCRIPTIONS OF VOLUMES OF RESERVES POTENTIALLY RECOVERABLE THROUGH ADDITIONAL DRILLING OR RECOVERY TECHNIQUES THAT THE SEC'S GUIDELINES MAY PROHIBIT US FROM INCLUDING IN FILINGS WITH THE SEC. THESE ESTIMATES ARE BY THEIR NATURE MORE SPECULATIVE THAN ESTIMATES OF PROVED RESERVES AND ACCORDINGLY ARE SUBJECT TO SUBSTANTIALLY GREATER RISK OF BEING ACTUALLY REALIZED BY THE COMPANY.

THE ANNOUNCEMENT OF PROPOSED FINANCINGS THROUGH THE ISSUANCE OF SENIOR NOTES AND PREFERRED STOCK IN THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES. THE TERMS OF ANY SUCH OFFERINGS HAVE NOT BEEN DECIDED. THE SECURITIES WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE LAWS.

CHESAPEAKE ENERGY CORPORATION IS THE FOURTH LARGEST INDEPENDENT PRODUCER OF NATURAL GAS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND
ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.

                                  SCHEDULE "A"

                    CHESAPEAKE'S OUTLOOK AS OF APRIL 12, 2005

Quarter Ending June 30, 2005; Year Ending December 31, 2005; Year Ending December 31, 2006.

We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of April 12, 2005, we are using the following key assumptions in our projections for the second quarter of 2005, the full-year 2005 and the full-year 2006.

The primary changes from our February 22, 2005 Outlook are in italicized bold in the table and are explained as follows:

1) We have shown the operational and financial effects of the acquisitions and anticipated financing of them as described in our press release dated April 12, 2005.

2) We have shown our projections for the quarter ending June 30, 2005 for the first time.

3) We have updated the projected effects from changes in our hedging positions since our February 22, 2005 Outlook.

4) We have updated certain of our cost and oil and natural gas price differentials to reflect changing market conditions.

5) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only.

                                                         Quarter Ending           Year Ending            Year Ending
                                                          June 30, 2005        December 31, 2005      December31, 2006
                                                          -------------        -----------------      ----------------

Estimated Production:
  Oil - Mbo                                                      1,770                  7,000                  7,300
  Gas - Bcf                                                     98-100                403 - 410              452 - 462
  Gas Equivalent - Bcfe                                      108.5 - 110.5            445 - 452              496 - 506
  Daily gas equivalent midpoint -in Mmcfe                        1,203                  1,229                  1,373

NYMEX Prices
 (for calculation of realized hedging effects only):
  Oil - $/Bo                                                     $45.00                $46.21                  $45.00
  Gas - $/Mcf                                                    $6.78                  $6.51                  $6.50

Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                    -$4.00                 -$4.00                  -$4.00
  Gas - $/Mcf                                                   -$0.80                 -$0.80                  -$0.80

Estimated Realized Hedging Effects
 (based on expected NYMEX prices above):
  Oil - $/Bo                                                    - $0.78                -$0.87                  $1.12

  Gas - $/Mcf                                                    -$0.26                 $0.13                  $0.10

Operating Costs per Mcfe of Projected Production:

  Production expense                                         $0.68 - 0.72           $0.68 - 0.72            $0.72 - 0.77
  Production taxes (generally 7% of O&G revenues) (a)        $0.40 - 0.45           $0.40 - 0.45            $0.40 - 0.45
  General and administrative                                 $0.10 - 0.12           $0.10 - 0.12            $0.11 - 0.13
  Stock-based compensation (non-cash)                        $0.03 - 0.05           $0.03 - 0.05            $0.04 - 0.06
  DD&A - oil and gas                                         $1.75 - 1.85           $1.75 - 1.85            $1.85 - 1.95
  Depreciation of other assets                               $0.09 - 0.11           $0.09 - 0.11            $0.10 - 0.12
  Interest expense(b)                                        $0.43 - 0.47           $0.43 - 0.47            $0.43 - 0.47
Other Income and Expense per Mcfe:
  Marketing and other income                                 $0.02 - 0.04           $0.02 - 0.04            $0.02 - 0.04

Book Tax Rate (~ 95% deferred)                                   36.5%                  36.5%                  36.5%

Equivalent Shares Outstanding:
  Basic                                                         312 mm                 315 mm                  318 mm
  Diluted                                                       367 mm                 364 mm                  370 mm
Capital Expenditures:
  Drilling, leasehold and seismic                           $400 - $450 mm       $1,600 - $1,800 mm      $1,800 - $2,000 mm


(a) Severance tax per mcfe is based on NYMEX prices of $45.00 per barrel of oil and natural gas prices ranging from $6.00-$7.20 during Q2 2005, $6.50-$7.50 during calendar 2005, and $6.35-$7.25 during calendar 2006.

(b)  Does not include gains or losses on interest rate derivatives (SFAS 133).

Commodity Hedging Activities

     The company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

         (i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.

         (ii) For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.

         (iii) Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.

     Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

     Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

     Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The company currently has in place the following natural gas swaps:

                                                                          % Hedged
                                                                 -------------------------
                               Avg.                  Avg. NYMEX                  Open Swap
                              NYMEX                   Price                    Positions as
                              Strike                 Including     Assuming      a % of
                    Open      Price     Gain (Loss)  Open and        Gas        Estimated
                    Swaps     of Open   from Locked    Locked      Production    Total Gas
                   in Bcf's   Swaps       Swaps       Positions   in Bcf's of:   Production
                  --------   -------   ----------   ----------   -------------  ----------


2005:
1st Qtr             62.2      $7.00      -$0.18        $6.82          91.5           68%
2nd Qtr             63.1      $6.29      -$0.17        $6.12          99.0           64%
3rd Qtr             57.0      $6.41      -$0.19        $6.22         105.0           54%
4th Qtr             38.1      $6.64      -$0.28        $6.36         111.0           34%
========================================================================================================
Total 2005(1)      220.4      $6.58      -$0.19        $6.39         406.5           54%
========================================================================================================

========================================================================================================
Total 2006(1)       79.4      $7.10      -$0.31        $6.79         457.0           17%
========================================================================================================

========================================================================================================
TOTALS
--------------------------------------------------------------------------------------------------------
2005-2006          299.8      $6.72      -$0.22        $6.50         863.5           35%
========================================================================================================



     (1) Certain hedging arrangements include swaps with knockout prices ranging from $3.75 to $5.50 covering 79.5 bcf in 2005 and $3.75 to $5.50 covering 35.7 bcf in 2006.

     Note: Not shown above are collars covering 4.4 bcf of production in 2005 at a weighted average floor and ceiling of $3.10 and $4.44 and call options covering 7.3 bcf of production in 2005 at a weighted average price of $6.00.

The company has also entered into the following natural gas basis protection swaps:


                                                                 Assuming Gas
                        Volume in Bcf's       NYMEX less:     Production in Bcf's    %Hedged
                       ----------------     ----------------   -------------------    -------

2005                          188.6            $      0.26            406.5             46%
2006                          130.1                   0.32            457.0             28%
2007                          126.5                   0.28            490.0             26%
2008                          118.6                   0.27            515.0             23%
2009                           86.6                   0.29            540.0             16%
                       -----------------     ----------------   ------------------      ------
Totals                        650.4            $      0.28          2,408.5             27%
                       =================     ================   ==================      ======

* weighted average


The company has entered into the following crude oil hedging arrangements:


                                                                          % Hedged
                                                ----------------------------------------------------------------

                   Open Swaps     Avg. NYMEX            Assuming Oil                Open Swap Positions as %
                    in mbo's     Strike Price     Production in mbo's of:         of Total Estimated Production
                    --------     ------------     -----------------------         -----------------------------


Q1 - 2005              870.5        $41.87                 1,650                               53%
Q2 - 2005            1,107.0        $43.76                 1,770                               63%
Q3 - 2005              522.0        $47.59                 1,790                               29%
Q4 - 2005              429.5        $47.32                 1,790                               24%
----------------------------------------------------------------------------------------------------------------

Total 2005(1)        2,929.0        $44.40                 7,000                               42%
                 ===============================================================================================
Total 2006(1)          835.0        $55.68                 7,300                               11%
                 ===============================================================================================


(1) Certain hedging arrangements include swaps with knockout prices ranging from $26.00 to $42.00 covering 2,317 mbo in 2005 and $40.00 to $42.00 covering
    501.5 mbo in 2006.

                                  SCHEDULE "B"

              CHESAPEAKE'S PREVIOUS OUTLOOK AS OF FEBRUARY 22, 2005
                          (PROVIDED FOR REFERENCE ONLY)

                 NOW SUPERSEDED BY OUTLOOK AS OF APRIL 12, 2005

Quarter Ending March 31, 2005; Year Ending December 31, 2005; Year Ending December 31, 2006.

We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of February 22, 2005, we are using the following key assumptions in our projections for the first quarter of 2005, the full-year 2005 and the full-year 2006.

The primary changes from our December 27, 2004 Outlook are in italicized bold in the table and are explained as follows:

     1) We have provided our first production forecast for the first quarter of 2005.
     2) We have increased capital expenditures by $100 million in 2005 and $50 million in 2006 to reflect a planned increase in drilling activity on various company properties.
     3) We have updated the projected effects from changes in our hedging positions since our December 27, 2004 Outlook. 4) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only.



                                                          Quarter Ending      Year Ending         Year Ending
                                                          March 31, 2005    December 31, 2005   December31, 2006
                                                          -------------     -----------------  ----------------
Estimated Production:
  Oil - Mbo                                                   1,650             6,600             6,600
  Gas - Bcf                                                  91 - 92          391 - 399         438 - 448
  Gas Equivalent - Bcfe                                     101 - 102         430 - 438         478 - 488
  Daily gas equivalent midpoint -in Mmcfe                     1,128             1,190             1,325

NYMEX Prices
(for calculation of realized hedging effects only):
  Oil - $/Bo                                                  $42.28            $40.57           $40.00
  Gas - $/Mcf                                                 $6.17             $6.04             $6.00

Estimated Differentials to NYMEX Prices:
  Oil - $/Bo                                                  -$2.75            -$2.75           -$2.75
  Gas - $/Mcf                                                 -$0.75            -$0.70           -$0.70

Estimated Realized Hedging Effects (based on expected NYMEX prices above):

  Oil - $/Bo                                                  -$0.23            $0.04             $0.00
  Gas - $/Mcf                                                  $0.56            $0.07             $0.00

Operating Costs per Mcfe of Projected Production:
  Production expense                                       $0.62 - 0.67      $0.62 - 0.67     $0.68 - 0.72
  Production taxes (generally 7% of O&G revenues)          $0.38 - 0.40      $0.38 - 0.40     $0.38 - 0.40
  General and administrative                               $0.10 - 0.11      $0.10 - 0.11     $0.11 - 0.12
  Stock-based compensation (non-cash)                      $0.02 - 0.04      $0.04 - 0.06     $0.09 - 0.10
  DD&A - oil and gas                                       $1.70 - 1.75      $1.75 - 1.80     $1.80 - 1.90
  Depreciation of other assets                             $0.09 - 0.11      $0.09 - 0.11     $0.10 - 0.12
  Interest expense(a)                                      $0.43 - 0.47      $0.43 - 0.47     $0.43 - 0.47
Other Income and Expense per Mcfe:
  Marketing and other income                               $0.02 - 0.04      $0.02 - 0.04     $0.02 - 0.04

Book Tax Rate                                                 36.5%             36.5%             36.5%

Equivalent Shares Outstanding:
  Basic                                                       314 mm            315 mm           318 mm
  Diluted                                                     352 mm            352 mm           355 mm
Capital Expenditures:
  Drilling, leasehold and seismic                         $350 - $375 mm   $1,400 - $1,500      $1,500 -
                                                                                  mm            $1,600 mm


(c) Does not include gains or losses on interest rate derivatives (SFAS 133).

Commodity Hedging Activities

     The company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:



         (i) For swap instruments, we receive a fixed price for the hedged commodity and pay a floating market price, as defined in each instrument, to the counterparty. The fixed-price payment and the floating-price payment are netted, resulting in a net amount due to or from the counterparty.

         (ii) For cap-swaps, Chesapeake receives a fixed price and pays a floating market price. The fixed price received by Chesapeake includes a premium in exchange for a "cap" limiting the counterparty's exposure. In other words, there is no limit to Chesapeake's exposure but there is a limit to the downside exposure of the counterparty.

         (iii) Basis protection swaps are arrangements that guarantee a price differential of oil or gas from a specified delivery point. Chesapeake receives a payment from the counterparty if the price differential is greater than the stated terms of the contract and pays the counterparty if the price differential is less than the stated terms of the contract.



     Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, lock in the gain or loss on the transaction.

     Chesapeake enters into oil and natural gas derivative transactions in order to mitigate a portion of its exposure to adverse market changes in oil and natural gas prices. Accordingly, associated gains or loses from the derivative transactions are reflected as adjustments to oil and gas sales. All realized gains and losses from oil and natural gas derivatives are included in oil and gas sales in the month of related production. Pursuant to SFAS 133, certain derivatives do not qualify for designation as cash flow hedges. Changes in the fair value of these non-qualifying derivatives that occur prior to their maturity (i.e. because of temporary fluctuations in value) are reported currently in the consolidated statement of operations as unrealized gains (losses) within oil and gas sales.

     Following provisions of SFAS 133, changes in the fair value of derivative instruments designated as cash flow hedges, to the extent effective in offsetting cash flows attributable to hedged risk, are recorded in other comprehensive income until the hedged item is recognized in earnings. Any change in fair value resulting from ineffectiveness is recognized currently in oil and natural gas sales.

The company currently has in place the following natural gas swaps:


                                                                         % Hedged
                                                                 -------------------------
                               Avg.                  Avg. NYMEX                  Open Swap
                              NYMEX                   Price                    Positions as
                              Strike                 Including     Assuming      a % of
                    Open      Price     Gain (Loss)  Open and        Gas        Estimated
                    Swaps     of Open   from Locked    Locked      Production    Total Gas
                   in Bcf's   Swaps       Swaps       Positions   in Bcf's of:   Production
                  --------   -------   ----------   ----------   -------------  ----------


2005:
1st Qtr             62.2      $7.00       -$0.18       $6.82           91.5          68%
2nd Qtr                 52.2            $6.17             -$0.19            $5.98             97.0                54%
3rd Qtr                 46.4            $6.19             -$0.23            $5.96            101.5                46%
4th Qtr                 27.5            $6.26             -$0.39            $5.87            105.0                26%
========================================================================================================================
------------------------------------------------------------------------------------------------------------------------
Total 2005(1)          188.3            $6.46             -$0.22            $6.24            395.0                48%
========================================================================================================================

========================================================================================================================
Total 2006(1)           39.3            $6.77             -$0.62            $6.15            443.0                 9%
========================================================================================================================

========================================================================================================================
Total 2007(2)              -              -                      -                 -         470.0                 -
========================================================================================================================

========================================================================================================================
TOTALS
------------------------------------------------------------------------------------------------------------------------
2005-2007                227.6          $6.51                -$0.29         $6.22           1,308.0               17%
========================================================================================================================


(1) Certain hedging arrangements include swaps with knockout prices ranging from $3.75 to $5.50 covering 70.0 bcf in 2005 and $3.75 to $5.50 covering
     28.4 bcf in 2006.

(2) Swaps covering 25.6 bcf have been locked for 2007. This will result in the recognition of $11.6 million of losses in 2007 when the hedging arrangements settle.


Note: Not shown above are collars covering 4.4 bcf of production in 2005 at a weighted average floor and ceiling of $3.10 and $4.44. and call options covering
7.3 bcf of production in 2005 at a weighted average price of $6.00.


The company has also entered into the following natural gas basis protection swaps:


                                                                 Assuming Gas
                        Volume in Bcf's       NYMEX less:     Production in Bcf's    %Hedged
                       ----------------     ----------------  -------------------    -------

2005                          188.6            0.26                392.0                48%
2006                          130.1            0.32                440.0                30%
2007                          126.5            0.28                470.0                27%
2008                          118.6            0.27                495.0                24%
2009                           86.6            0.29                520.0                17%
                       -----------------    ----------------  ------------------      ------
Totals                        650.4         $  0.28              2,317.0                28%
                       =================    ================  ==================      ======

* weighted average

The company has entered into the following crude oil hedging arrangements:



                                                                          % Hedged
                                                ----------------------------------------------------------------

                   Open Swaps     Avg. NYMEX            Assuming Oil                Open Swap Positions as %
                    in mbo's     Strike Price     Production in mbo's of:         of Total Estimated Production
                    --------     ------------     -----------------------         -----------------------------

Q1 - 2005              870.5        $41.87                 1,650                               53%
Q2 - 2005            1,001.0        $42.39                 1,650                               61%
Q3 - 2005              246.0        $38.00                 1,650                               15%
Q4 - 2005              153.5        $32.15                 1,650                                9%
---------------------------------------------------------------------------------------------------------------

Total 2005(1)        2,271.0        $41.02                 6,600                               34%
                 ===============================================================================================


(1) Certain hedging arrangements include swaps with knockout prices ranging from $26.00 to $34.00 covering 1,996 mbo in 2005.